                                                                     Exhibit 4.9


                                 AMENDMENT NO. 2


                          DATED AS OF JANUARY 31, 2002


                                       TO


                              $16,000,000 364 DAY


                  CREDIT AGREEMENT DATED AS OF JANUARY 31, 2001


                                      AMONG


                          GENENCOR INTERNATIONAL, INC.,


                            THE LENDERS PARTY THERETO

                                       AND


                              JPMORGAN CHASE BANK
                             AS ADMINISTRATIVE AGENT









                                       PREPARED BY:
                                       ------------
                                       Underberg & Kessler LLP
                                       Counsel to the Administrative Agent
                                       Michael C. Dwyer, Esq.
                                       1800 Chase Square
                                       Rochester, New York 14604
                                       Telephone: (585) 258-2825
                                       Fax: (585) 258-2821
                                       E-mail: mdwyer@underberg-kessler.com
                                               ----------------------------

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT
                       -----------------------------------

         AGREEMENT dated as of January 31, 2002, among GENENCOR INTERNATIONAL, INC. (the "BORROWER"), the Lenders signatory to this Amendment (each a "LENDER") and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                    RECITALS
                                    --------

         R.1 The Borrower, JPMorgan Chase Bank, individually and as Administrative Agent, ABN Amro Bank N.V. and The Bank of New York entered into a $16,000,000 364-Day Credit Agreement, dated as of January 31, 2001 (the "CREDIT AGREEMENT").

         R.2 Pursuant to the terms of that certain Amendment No. 1 to Credit Agreement dated as of April 20, 2001, the parties hereto amended the Credit Agreement to: (i) increase the aggregate amount of the Commitments to $20,000,000, (ii) to add Credit Suisse First Boston as a Lender, and (iii) to amend certain other general terms of the Credit Agreement.

         R.3 The Borrower desires to further amend the Credit Agreement to extend the Maturity Date and to amend the Credit Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINITIONS. Except as otherwise set forth herein, as used in this Amendment, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

         2. AMENDMENTS. The Credit Agreement is hereby amended as set forth below:

         2.1 ADDITIONAL DEFINITION. The following definition is added to SECTION
1.01 of the Credit Agreement:


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         "AMENDMENT NO. 2 shall mean Amendment No. 2 dated as of January 31,
         2002 to Credit Agreement dated as of January 31, 2001."

         2.2 DEFINITION - MATURITY DATE. The definition of Maturity Date in
SECTION 1.01 is amended to read as follows:

         "MATURITY DATE means January 30, 2003."

         2.3 AMENDMENT - THE CHASE MANHATTAN BANK. All references in the Credit Agreement to "The Chase Manhattan Bank", or "Chase", shall be deemed to refer to JPMorgan Chase Bank.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Lenders that:

         3.1 CORPORATE POWER AND AUTHORITY: NO CONFLICTS. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its shareholders, which has not been obtained; (b) contravene its charter or by-laws, as amended to date; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent that has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower and its Subsidiaries; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decreed, determination or award of any such indenture, agreement, lease or instrument.

         3.2 LEGALLY ENFORCEABLE AGREEMENT. This Agreement, and the Credit Agreement as amended hereby, are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such


                                       3
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enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         3.3 NO DEFAULT. On and of the date of this Amendment, and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or Event of Default.

         3.4 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in the Credit Agreement are true and correct as of the date of this Amendment as if fully set forth herein and made on and as of the date of this Amendment. The Borrower has heretofore furnished to Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in accordance with GAAP.

         3.5 MATERIAL/ADVERSE CHANGE. Since December 31, 2000, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

         4. EFFECTIVENESS. This Amendment shall be of no force or effect unless and until the later of January 21, 2002 or the date on which all of the following conditions are met:

         4.1 COUNTERPARTS. The Borrower and the Administrative Agent shall have each received counterparts of this Amendment duly executed by the Borrower, the Administrative Agent, and all of the Lenders.

         4.2 RESOLUTIONS. The Administrative Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Administrative Agent, authorizing the execution, delivery and performance of this Amendment.

         5. EXPENSES. Borrower agrees to pay JPMorgan Chase Bank ("CHASE") for all costs, expenses and charges (including, without limitation, fees and charges of


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external legal counsel for Chase and costs allocated by its internal legal department) incurred by Chase in connection with the negotiation, preparation and execution of this Amendment and other documents executed in connection herewith.

         6. MISCELLANEOUS. Except as expressly provided in this Amendment, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment.

         This amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

         The section headings in this Amendment are inserted for convenience only and shall not be part of this instrument.

         This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.



                      SIGNATURE PAGES S-1 TO S-5 TO FOLLOW

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.



                                        GENENCOR INTERNATIONAL, INC.

                                   By:    /s/  Raymond J. Land
                                          --------------------------------------

                                   Name:  Raymond J. Land
                                          --------------------------------------

                                   Title: Senior Vice President
                                          & Chief Financial Officer
                                          --------------------------------------


                                       6
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                                                                             S-2

                                   JPMORGAN CHASE BANK, INDIVIDUALLY AND
                                   AS ADMINISTRATIVE AGENT

                                 By: /s/ Scott Rose
                                    ------------------------------------------
                                     Name:  Scott Rose
                                     Title:  Vice President


                                       7
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                                                                             S-3

                                     BANKS:
                                     ------

                                     ABN AMRO BANK N.V.

                               By:     /s/  Craig W. Trautwein
                                       -----------------------------------------
                                       Name:  Craig W. Trautwein
                                       Title:  Vice President


                               By:     /s/  Todd J. Miller
                                       -----------------------------------------
                                       Name:  Todd J. Miller
                                       Title:  Credit Officer






                                       8
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                                                                             S-4

                                      BANKS
                                      -----

                                      THE BANK OF NEW YORK

                                By:     /s/  David S. Csatari
                                        ----------------------------------------
                                        Name:  David S. Csatari
                                        Title: Assistant vice President







                                       9
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                                                                             S-5

                                     BANKS:
                                     ------

                                     CREDIT SUISSE FIRST BOSTON

                              By:      /s/  William S. Lutkins
                                    --------------------------------------------
                                       Name:  William S. Lutkins
                                       Title:  Director


                               By:   /s/ Robert Heto
                                    --------------------------------------------
                                       Name:  Robert Heto
                                       Title:  Director






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